Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Thomas Zrust

U.S. Bank National Association

1420 Fifth Avenue

Seattle, WA 98101

(206) 344-4687

(Name, address and telephone number of agent for service)

Expedia Group, Inc.

(Issuer with respect to the Securities)

Delaware	20-2705720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Expedia Group Way W. Seattle, WA	98119
(Address of Principal Executive Offices)	(Zip Code)

3.25% Senior Notes Due 2030

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
BedandBreakfast.com, Inc.	Colorado	45-0489609
CarRentals.com, Inc.	Nevada	35-2519390
Cruise, LLC	Washington	47-3225083
EAN.com, LP	Delaware	42-1612329
Egencia LLC	Nevada	02-0629848
Expedia Group Commerce, Inc.	Delaware	35-2650158
Expedia, Inc.	Washington	91-1996083
Expedia LX Partner Business, Inc.	Delaware	81-0854713
Higher Power Nutrition Common Holdings, LLC	Delaware	20-5112832
HomeAway Software, Inc.	Delaware	27-3481581
HomeAway.com, Inc.	Delaware	20-2208029
Hotels.com GP, LLC	Texas	75-2942059
Hotels.com, L.P.	Texas	75-2942061
Hotwire, Inc.	Delaware	74-2938016
HRN 99 Holdings, LLC	New York	13-4179783
Interactive Affiliate Network, LLC	Delaware	42-1612328
LEMS I LLC	Delaware	84-2926169
LEXE Marginco, LLC	Delaware	00-0000000
LEXEB, LLC	Delaware	00-0000000
Liberty Protein, Inc.	Delaware	26-1632511
Neat Group Corporation	Delaware	01-0774064
O Holdings Inc.	Delaware	61-1463518
Orbitz Financial Corp.	Delaware	26-2353363
Orbitz For Business, Inc.	Delaware	20-5280097
Orbitz, Inc.	Delaware	52-2237052
Orbitz, LLC	Delaware	36-4349713
Orbitz Travel Insurance Services, LLC	Delaware	30-0452979
Orbitz Worldwide, Inc.	Delaware	20-5337455
Orbitz Worldwide, LLC	Delaware	26-0331198
OWW Fulfillment Services, Inc.	Tennessee	62-1149420
Travelscape, LLC	Nevada	88-0392667
Trip Network, Inc.	Delaware	22-3768144
Vitalize, LLC	Delaware	20-5044297
VRBO Holdings, Inc.	Delaware	81-1215345
WWTE, Inc.	Nevada	20-3014378

1111 Expedia Group Way W. Seattle, Washington	98119
(Address of principal executive offices)	(Zip code)

3.25% Senior Notes Due 2030 (Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4. A copy of the existing bylaws of the Trustee.**

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. Report of Condition of the Trustee as of June 30, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Seattle, State of Washington on the 19th of November, 2019.

By:	/s/ Thomas Zrust
Thomas Zrust
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 6, 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Joseph Otting

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 6, 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Joseph Otting

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 19, 2019

By:	/s/ Thomas Zrust
Thomas Zrust
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2019

($000’s)

9/30/2019

Assets
Cash and Balances Due From Depository Institutions	$15,112,079
Securities	119,318,592
Federal Funds	3,649,142
Loans & Lease Financing Receivables	295,082,725
Fixed Assets	6,645,121
Intangible Assets	12,676,922
Other Assets	24,909,024

Total Assets	$477,393,605

Liabilities

Deposits	$372,420,581
Fed Funds	1,053,008
Treasury Demand Notes	0
Trading Liabilities	991,966
Other Borrowed Money	33,643,638
Acceptances	0
Subordinated Notes and Debentures	3,850,000
Other Liabilities	15,002,550

Total Liabilities	$426,961,743

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	34,346,037
Minority Interest in Subsidiaries	800,710

Total Equity Capital	$50,431,862

Total Liabilities and Equity Capital	$477,393,605